UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2020

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events

As previously disclosed, LendingClub has proactively taken actions for the benefit of our platform investors and borrowers while we assess the long-term impact of COVID-19 (the coronavirus) pandemic on our members, our business and the economy.

A principal benefit of our marketplace model is the ability to quickly adapt to changing market conditions. Like many other businesses during this challenging period, we are focused on serving our customers. To that end, in partnership with our issuing bank, we are prioritizing the needs of our 3 million+ members, many of whom become repeat borrowers at little to no incremental customer acquisition cost to LendingClub.

Our business model and other initiatives we are taking provide us with confidence that we can navigate the current environment. In particular:

•
Strong Balance Sheet and Liquidity. We believe we have sufficient cash and liquidity to sustain our business through 2021 after running our business through numerous stress scenarios. As of March 20, 2020, LendingClub’s balance sheet includes approximately $365 million in unencumbered liquidity, of which $315 million is in cash and cash equivalents. We also have approximately $555 million outstanding principal balance of personal loans held for sale, with associated durable, committed revolving warehouse credit facilities outstanding of $373 million. To further manage liquidity and minimize use of our balance sheet, we are focusing on whole loan sales, reducing structured programs and reducing overall platform volume until the market stabilizes. Additionally, over the past few years we have taken deliberate actions to mitigate increases in fixed costs. A significant portion of our expense base also consists of variable costs that will decrease as we reduce overall platform volume.

•
Enhancing Portfolio Resiliency. LendingClub is enhancing the resiliency of the portfolio by proactively managing underwriting quality and credit risk. We are reducing approval rates for certain higher-risk borrower populations, increasing income and employment verification requirements and adjusting our marketing mix, focusing on channels where we have the most flexibility to control volume and credit quality. These efforts, which include evaluating and repricing credit risk, are currently underway.

•
Operational Flexibility. We are deeply committed to our borrowers’ financial success and know that this is a trying time. In the past week we have implemented hardship plans specific to coronavirus pandemic, and today implemented a new capability that permits eligible borrowers to skip up to two payments. Further, we are actively developing new intermediate and longer term payment plan capabilities that take advantage of a new loan servicing platform we implemented in February 2020. The company has remote work and remote training capabilities and the majority of LendingClub employees have been successfully working remotely since March 10, 2020. We are significantly increasing the capacity of our payment solutions team to take inbound calls from borrowers who are looking for assistance with payment plans and we have a partner network in place, which allows for the training of additional servicers, collectors and other operating capabilities, as needed.

•
Vigilant Performance Monitoring and Dynamic Data Driven Decision Making. In order to protect our marketplace platform for both borrowers and investors, LendingClub is monitoring multiple performance indicators closely. LendingClub has access to and is analyzing internal and external data sources, including data and forecasts from Moody’s Analytics. We are using these tools to help guide the real time development, implementation and iteration of changes to our marketplace platform. We are also closely monitoring the various federal and state stimulus programs and their impact on our borrowers, the broader economy and our business. We have a demonstrated history of quickly initiating changes and scaling origination volumes in response to market dynamics and will leverage that experience to navigate the current environment.

•
Flexibility to Opportunistically Pursue Growth. We also currently have approximately $750 million in committed loan purchase revolving warehouse credit facilities, of which up to $377 million is available to be drawn against if needed. Accordingly, when the conditions are right, we can opportunistically pursue growth.

LendingClub is focused on the long-term health of our investors, borrowers, employees, and company to further the company’s mission to empower our members on their path to financial health. To do this, we will continue to invest in the core company initiatives that are foundational to our short- and long-term strategies in order to be well positioned to capture the upside when the economic environment stabilizes.

We will continue to monitor a number of data points as the situation evolves. Due to the dynamic nature of the situation and the uncertainty of its impact on the Company, we are withdrawing the guidance we issued on February 18, 2020 for the first quarter and full year of 2020. We will provide an update during our first-quarter 2020 earnings call.

In addition, LendingClub expects to publish a blog post on March 23, 2020, entitled “Investor Update: Our Continued Action on Behalf of Our Loan Investors” (the “Blog Post”). A copy of the Blog Post is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Safe Harbor Statement

Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, loan performance, borrower and investor demand, our ability to add servicing and payment plan capabilities, our ability to sustain the business under adverse circumstances including without additional loan originations, our ability to grow platform volume, our ability to successfully navigate the current economic climate, the performance of the company and the impact of the coronavirus are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this Current Report on Form 8-K is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Blog Post dated March 23, 2020
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	March 23, 2020	By:	/s/ Brandon Pace
Brandon Pace
General Counsel and Corporate Secretary
(duly authorized officer)